UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2011

CC MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, in June 2010 Mark P. Mays announced his decision to transition from his role as the Chief Executive Officer and President of CC Media Holdings, Inc. (the “Company”) and Clear Channel Communications, Inc. (“CCU”), an indirect subsidiary of the Company, and as the Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. (“CCOH”), an indirect subsidiary of the Company and CCU, to the Company’s Chairman and asked the Board of Directors of the Company (the “Board”) to initiate a search for his replacement.

As previously reported, in January 2011 Mr. Mays informed the Board that he would step down as the Chief Executive Officer and President of the Company and CCU and as the Chief Executive Officer of CCOH on the earlier of the date that his successor joined the Company and March 31, 2011. The Board has been actively searching for a replacement but, to date, has not identified a permanent successor.

Effective March 31, 2011, Mr. Mays ceased serving as the Chief Executive Officer and President of the Company and CCU and as the Chief Executive Officer of CCOH. Mr. Mays will continue to serve as the Chairman of the Board of the Company, CCU and CCOH and as an employee of CCU pursuant to the terms and conditions of his Amended and Restated Employment Agreement, effective as of June 23, 2010, by and between the Company, CCU and Mr. Mays.

On March 31, 2011, the Board and the Board of Directors of CCU and CCOH each (i) established a new “Office of the Chief Executive Officer” to serve the functions of the Chief Executive Officer and President until such time that a permanent replacement for Mr. Mays is hired and (ii) appointed Thomas W. Casey, the current Executive Vice President and Chief Financial Officer of the Company, CCU and CCOH, and Robert H. Walls, Jr., the current Executive Vice President, General Counsel and Secretary of the Company, CCU and CCOH, to also serve in such newly-created office for each of the Company, CCU and CCOH in addition to their existing offices which they will retain.

Mr. Casey, 48, has served as the Executive Vice President and Chief Financial Officer of the Company, CCU and CCOH since January 4, 2010. Previously, Mr. Casey served as Executive Vice President and Chief Financial Officer of Washington Mutual Inc. until October 2008. Prior thereto, Mr. Casey served as Vice President of General Electric Company and Senior Vice President and Chief Financial Officer of GE Financial Assurance since 1999. Mr. Casey will continue to serve as the Executive Vice President and Chief Financial Officer of the Company, CCU and CCOH. There are no family relationships between Mr. Casey and any of the directors and executive officers of the Company, and there are no transactions in which Mr. Casey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Walls, 50, has served as the Executive Vice President, General Counsel and Secretary of the Company, CCU and CCOH since January 1, 2010. Mr. Walls was a founding partner of Post Oak Energy Capital, LP and served as Managing Director through December 31, 2009, and remains an advisor to and a partner of Post Oak Energy Capital, LP. Prior thereto, Mr. Walls was Executive Vice President and General Counsel of Enron Corp., and a member of its Chief Executive Office from 2002 to September 2005. Prior thereto, he was Executive Vice President and General Counsel of Enron Global Assets and Services, Inc. and Deputy General Counsel of Enron Corp. Mr. Walls will continue to serve as the Executive Vice President, General Counsel and Secretary of the Company, CCU and CCOH. There are no family relationships between Mr. Walls and any of the directors and executive officers of the Company, and there are no transactions in which Mr. Walls has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: April 1, 2011	By:	/s/ Scott D. Hamilton
		Name:	Scott D. Hamilton
		Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary

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